UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021
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The Simply Good Foods Company
(Exact name of registrant as specified in its charter)
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Delaware	001-38115	82-1038121
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMPL	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 13, 2021, The Simply Good Foods Company (the “Company”) and Joseph E. Scalzo, the Company’s President and Chief Executive Officer, entered into a Second Amendment (the “Amendment”) to Mr. Scalzo’s Amended and Restated Employment Agreement dated July 7, 2017, as previously amended on October 16, 2019 (the “Agreement”).

The Amendment (i) extends the initial term of the Agreement from five years to six years, such that the initial term of the Agreement will terminate on July 7, 2023, (ii) modifies the treatment of Mr. Scalzo’s equity awards upon his retirement to provide for continued vesting of all of his incentive equity awards granted (A) at least one year preceding his retirement for awards made prior to September 1, 2022 and (B) at least six months preceding his retirement for awards made on or after September 1, 2022, and (iii) makes other adjustments to the terms of the Agreement to take into account the change of the Agreement’s initial term from five years to six years.

In consideration for Mr. Scalzo agreeing to extend the term of his employment agreement and to recognize Mr. Scalzo’s significant accomplishments and leadership with respect to

•the successful integration of Quest Nutrition, LLC,
•the Board of Directors’ satisfaction with the strong performance of the Quest business since the acquisition and the pace at which synergies have been attained, and
•the Company’s recent overall strong financial performance,

all of which have largely taken place in a remote work setting during the challenging business environment of the COVID-19 pandemic, effective August 13, 2021, Mr. Scalzo was granted options to purchase 200,000 shares of the Company’s common stock under the Company’s 2017 Omnibus Incentive Plan (the “Option Grant”).

The Option Grant has an exercise price of $36.56 per share, which was the fair market value of a share of the Company’s common stock as of the grant date, and will vest 100% on the third anniversary of the grant date, subject to Mr. Scalzo’s continued employment with the Company, except as set forth in the continued vesting treatment provisions in the Amendment, and will expire on the tenth anniversary of the grant date.

The foregoing description of the Amendment is qualified in its entirety to the full text of the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference as if set forth in full.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to the Amended and Restated Employment Agreement, dated as of August 13, 2021 by and between The Simply Good Foods Company and Joseph Scalzo.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SIMPLY GOOD FOODS COMPANY

Date:	August 13, 2021	By:	/s/ Todd E. Cunfer
		Name:	Todd E. Cunfer
		Title:	Chief Financial Officer